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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of CP Limited Partnership of our report dated February 14, 2001 relating to the financial statements and financial statement schedules, which appears in CP Limited Partnership's Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                              /s/ PricewaterhouseCoopers LLP


Denver, Colorado
December 20, 2001